Exhibit 10.17

DAKOTA GROWERS PASTA COMPANY, INC.
2003 STOCK OPTION PLAN

1.             Purpose.  The purpose of the Dakota Growers Pasta Company, Inc. 2003 Stock Option Plan is to provide a continuing, long-term incentive to selected eligible officers, directors and key employees, vendors or consultants of Dakota Growers Pasta Company, Inc. (“Dakota Growers”) and of any subsidiary company of Dakota Growers, as herein defined; to provide a means of rewarding outstanding performance; and to enable Dakota Growers to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.  Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-qualified stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2.             Definitions.  The following words and phrases as used herein shall have the meanings set forth below:

a.             “Board” shall mean the Board of Directors of Dakota Growers as it may be comprised from time to time.

b.             “Change in Control” shall mean any of the following

(1)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Dakota Growers representing 50% or more of the combined voting power of Dakota Growers’ then outstanding securities; or

(2)           a business combination, following which shareholders of Dakota Growers do not continue to own at least 50% of the voting power of the resulting entity or the members of Dakota Growers’ Board of Directors prior to the transaction do not constitute a majority of the resulting entity’s Board of Directors; or

(3)           a liquidation, dissolution or sale of all or substantially all of the assets of Dakota Growers, and immediately thereafter, there is no substantial continuity of ownership with respect to Dakota Growers and the entity to which such assets have been transferred.

c.             “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

d.             “Committee” shall mean a committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Article 4 hereof.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

e.             “Common Stock” shall mean the common stock, $.01 par value, of Dakota Growers.

f.              “Consultant” means any person, including an advisor, engaged by Dakota Growers or any Parent Corporation or Subsidiary of Dakota Growers to render services, who is not an employee of Dakota Growers or any Subsidiary of Corporation.

g.             “Non-Employee Directors” shall mean a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act, as amended, or any successor rule.

h.             “Fair Market Value” of any security on any given date shall be determined by the Committee as follows:  (a) if the security is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq National Market System or the Nasdaq Small Cap Market, the last reported sales price on the principal such exchange or Nasdaq System on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq System on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange or the Nasdaq System, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board System, closing bid price for such security on the date in question, or if there is no such bid price for such security on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

i.              “Incentive Stock Option” shall mean any stock option granted pursuant to this Plan as an “incentive stock option” within the meaning of Section 422 of the Code.

j.              “Non-Qualified Stock Option” shall mean any stock option granted pursuant to this Plan that is not an Incentive Stock Option.

k.             “Option” shall mean any stock option granted pursuant to this Plan, whether an Incentive Stock Option or a Non-Qualified Stock Option.

l.              “Optionee” shall mean any person who is the holder of an Option granted pursuant to this Plan.

m.            “Outside Director” shall mean a director who (a) is not a current employee of Dakota Growers or any member of an affiliated group which includes Dakota Growers; (b) is not a former employee of Dakota Growers who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of Dakota Growers; (d) does not receive remuneration from Dakota Growers, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder.  For this purpose, remuneration includes any payment in exchange for goods or services.  This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

n.             “Plan” shall mean this 2003 Stock Option Plan of Dakota Growers.

o.             “Subsidiary” shall mean any corporation (other than Dakota Growers) which at the time qualifies as a subsidiary of Dakota Growers under Section 425(f) of the Code.

p.             “Tax Date” shall mean the date on which the amount of tax to be withheld is determined under the Code.

q.             “Vendor” shall mean any entity that provides goods or services, or any combination thereof, to Dakota Growers or any Subsidiary of Corporation.

3.             Shares Available Under Plan.  The number of shares which may be issued pursuant to Options granted under this Plan shall not exceed 500,000 shares of the Common Stock of Dakota Growers; provided, however, that shares which become available as a result of canceled, unexercised, lapsed or terminated Options granted under this Plan shall be available for issuance pursuant to Options subsequently granted under this Plan under a stock for stock exercise of a stock option or the withholding of stock for the payment of taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining for distribution under the Plan.  The shares issued upon exercise of Options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by Dakota Growers.

4.             Administration.

4.1.          The Plan will be administered by a Committee of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors, or, if a Committee is not appointed, by the Board.  The Committee may be the Compensation Committee or a subcommittee of the Compensation Committee of the Board.

4.2.          The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom Options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option.  The Committee shall determine with respect to each grant of an Option whether a participant shall receive an Incentive Stock Option or a Non-Qualified Stock Option.  The number of shares, the term and the other terms and conditions of a particular kind of Option need not be the same, even as to Options granted at the same time.  The Committee’s recommendations regarding Option grants and terms and conditions thereof will be conclusive.

4.3.          The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan.  Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

4.4.          The Committee will designate one of its members as chairman.  It will hold its meetings at the times and places as it may determine.  A majority of its members will constitute a quorum, and all determinations of the Committee will be made by a majority of its members.  Any determination reduced to writing and signed by all members will be fully as effective as if it had been made by a majority vote at a meeting duly called and held.  The Committee may appoint a secretary, who need not be a member of the Committee, and may make such rules and regulations for the conduct of its business as it may deem advisable.

4.5.          No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee.  Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

4.6.          The Committee will regularly inform the Board as to its actions with respect to all Options granted under the Plan and the terms and conditions and any such Options in a manner, at any times, and in any form as the Board may reasonably request.

4.7.          Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable to Optionees in the event of:  a Change in Control of Dakota Growers; a tender, exchange or similar offer for all or any part of the Common Stock made by any entity, person or group (other than Dakota Growers, any Subsidiary of Dakota Growers or any savings, pension or other benefit plan for the benefit of employees of Dakota Growers or its Subsidiaries); a merger of Dakota Growers into, a consolidation of Dakota Growers with, or an acquisition of Dakota Growers by another corporation; or a sale or transfer of all or substantially all of Dakota Growers’ assets.  Such action, in the Committee’s discretion, may include (but shall not be deemed limited to):  establishing, amending or waiving the forms, terms, conditions or duration of Options so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment, thereof; alternate forms of payment; or other modifications.  The Committee may take any such actions pursuant to this Section 4.7 by adopting rules or regulations of general applicability to all Optionees, or to certain categories of Optionees; by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees.  The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.

5.             Participants.

5.1.          Participation in this Plan shall be limited to officers, employees or Consultants, either of Dakota Growers or of a Subsidiary, and to all Directors of the Company.

5.2.          Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

5.3.          The Committee’s determination under the Plan including, without limitation, determination of the persons to receive Options, the form, amount and type of such Options, and the terms and provisions of Options, need not be uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated.

6.             Terms and Conditions.

6.1.          Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as Dakota Growers may deem appropriate.

6.2.          Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of the grant for any Option granted pursuant to Section 6.3(a) hereof, five years from the date of grant for any Option granted pursuant to 6.3(b) hereof and ten years and one day from the date of grant for any Option designated by the Committee as a Non-Qualified Stock Option) and shall provide that the Option shall expire at the end of such period; provided, however, the term of each Option shall be subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options pursuant to Section 4.7 hereof in the event of the occurrence of any of the events set forth therein.

6.3.          The exercise price per share shall be determined by the Committee at the time any Option is granted; provided, however, that the exercise price per share purchasable under an Incentive Stock Option, shall be determined as follows:

(a)           For employees who do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Dakota Growers or of any Subsidiary, the Incentive Stock Option exercise price per share shall not be less than one hundred percent (100%) of Fair Market Value of the Common Stock of Dakota Growers on the date the Option is granted, as determined by the Committee.

(b)           For employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Dakota Growers or of any Subsidiary, the Incentive Stock Option exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of Dakota Growers on the date the Option is granted, as determined by the Committee.

6.4.          The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of Dakota Growers or its Subsidiaries is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

6.5.          An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by Dakota Growers at the time of the grant.  The Option agreement may require, if so determined by Dakota Growers, that no part of the Option may be exercised until the Optionee shall have remained in the employ of Dakota Growers or of a Subsidiary for such period after the date of the Option as Dakota Growers may specify.  Notwithstanding the foregoing and subject to the discretionary acceleration rights of the Committee, an Option granted to a director, officer or 10% shareholders of Dakota Growers shall not be exercisable for a period of six (6) months unless the Option has been approved by a majority of disinterested members of the Board, the Committee or the shareholders of Dakota Growers.

6.6.          Dakota Growers may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof.  Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

7.             Exercise of Option.

7.1.          Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the Secretary of Dakota Growers (or such other person as he may designate).  The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated.  Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

7.2.          Payment shall be made to Dakota Growers either (i) in cash, including certified check, bank draft or money order, (ii) at the discretion of Dakota Growers, by delivering Common Stock of Dakota Growers already owned by the participant and held by such participant for at least 6 months; (iii) if the Option is not an Incentive Stock Option, at the discretion of Dakota Growers, by deduction from the number of shares to be delivered upon exercise of the Option a number of shares, the aggregate Fair Market Value of which, as of the same date the Exercise Price is determined, shall equal the exercise price, or a combination of (i), (ii) and (iii).  With respect to (ii) the Fair Market Value of stock so delivered shall be determined as of the date immediately preceding the date of exercise.

7.3.          Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to Dakota Growers any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

7.4.          If the terms of an Option so permit, an Optionee, other than a member of the Committee, may elect by written notice to the Secretary of Dakota Growers (or such other person as he may designate), to satisfy the withholding tax requirements associated with the exercise of an Option by authorizing Dakota Growers to retain from the number of shares of Common Stock that would otherwise be deliverable to the Optionee that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 7.3.  Any such election shall be in accordance with, and subject to, applicable tax and securities laws, and regulations and rulings and in the event shares are withheld, the amount withheld may not exceed the minimum required federal, state and FICA withholding amounts.  Where shares are transferred to an Optionee prior to the Tax Date, the Optionee shall agree in any such election to surrender that number of shares having an aggregate Fair Market Value on the Tax Date equal to the tax payable by the Optionee under Section 7.3.  In addition, any election to have shares withheld pursuant to this Section 7.4 will be irrevocable by the Optionee and will in any event be subject to the disapproval of the Committee.

8.             Adjustments of Option Stock.  In case the shares issuable upon exercise of any Option granted under the Plan at any time outstanding shall be subdivided into a greater or combined into a lesser number of shares (whether with or without par value), the number of shares purchasable upon exercise of such Option immediately prior thereto shall be adjusted so that the Optionee shall be entitled to receive a number of shares which he or she would have owned or have been entitled to receive after the happening of such event had such Option been exercised immediately prior to the happening of such subdivision or combination or any record date with respect thereto.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination retroactive to the record date, if any, for such subdivision or combination.  The Option price (as such amount may have theretofore been adjusted pursuant to the provisions hereof) shall be adjusted by multiplying the Option price immediately prior to the adjustment of the number of shares purchasable under the Option by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.  Substituted shares of stock shall be deemed shares under Section 3 of the Plan.

9.             Assignments.  Any Option granted under this Plan shall be exercisable only by the Optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.    Notwithstanding the foregoing, the Board or the Committee may, in its discretion, determine that an Option may be exercised by a person other than the Optionee and that an Option may be transferable based on the tax and federal securities law considerations then in effect for such Options.

10.           Severance; Death; Disability.  An Option shall terminate, and no rights thereunder may be exercised, if the person to whom it is granted ceases to be employed by Dakota Growers or by a Subsidiary except that:

10.1.        If the employment of the Optionee is terminated by any reason other than his or her death or disability, the Optionee may at any time within not more than three months after termination of his or her employment, exercise his or her Incentive Stock Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.  If the employment of the Optionee is terminated by any reason other than his or her death or disability, the Optionee may at any time within 90 days after termination of his or her employment, exercise his or her Non-Qualified Stock Option rights, but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.  Provided, however, that if the employment is terminated by deliberate, willful or gross misconduct as determined by the Committee or for cause as defined under the employee’s employment agreement with Dakota Growers as determined by the committee, all rights under any Option shall terminate and expire upon such termination.

10.2.        If the Optionee dies while in the employ of Dakota Growers or a Subsidiary, or within not more than three months after termination of his or her employment, the Optionee’s rights under the Option may be exercised at any time within one year following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent they were exercisable by the Optionee on the date of death.

10.3.        If the employment of the Optionee is terminated because of disability, the Optionee, or his or her legal representative, may at any time within not more than one year after termination of his or her employment, exercise his or her Option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment.

10.4.        Notwithstanding anything contained in Sections 10.1, 10.2 and 10.3 to the contrary, no Option rights shall be exercisable by anyone after the expiration of the term of the Option.  Further, notwithstanding anything contained in Sections 10.1, 10.2 and 10.3 to the contrary, in the event of termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-Qualified Stock Option.

10.5.        Transfers of employment between Dakota Growers and a Subsidiary, or between Subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan.  The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Option and the Plan.

10.6.        If the Optionee is a Vendor or Consultant of Dakota Growers or a Subsidiary and such relationship shall terminate for any reason whatsoever, the Vendor or Consultant may exercise his, her, or its Option rights, but only to the extent that they were exercisable by the Vendor or Consultant as of the date of termination of the relationship.

11.           Rights of Participants.  Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of Dakota Growers in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

12.           Securities Registration.  If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require Dakota Growers or the participant to take any action in connection with the exercise of an Option, then notwithstanding any contrary provision of an Option agreement or this Plan, the date for exercise of such Option and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action.  In the event that Dakota Growers shall deem it necessary, Dakota Growers may condition the grant or exercise of an Option granted under this Plan upon the receipt of a satisfactory certificate that the Optionee is acquiring the Option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or shares.  In such event, the stock certificate evidencing such shares shall bear a legend referring to applicable laws restricting transfer of such shares.  In the event that Dakota Growers shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an Option shall have been granted or exercised, then the participant shall cooperate with Dakota Growers and take such action as is necessary to permit registration or qualification of such Options or shares.

13.           Duration and Amendment.

13.1.        There is no express limitation upon the duration of the Plan, except for the requirement of the Code that all Incentive Stock Options must be granted within ten years from the date the Plan is approved by the shareholders.

13.2.        The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of Dakota Growers by a majority of the voting power of shares issued and outstanding, (i) increase the maximum number of shares as to which options may be granted under the Plan, (ii) permit the granting of Incentive Stock Options at less than 100% of Fair Market Value at time of grant, or (iii) permit any change which results in any repricing of any award or option heretofore granted hereunder.

14.           Approval of Shareholders.  This Plan expressly is subject to approval of holders of a majority of the outstanding shares of Common Stock of Dakota Growers, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any Options granted pursuant to this Plan shall be deemed canceled.

15.           Conditions of Employment.  The granting of an Option to a participant under this Plan who is an employee shall impose no obligation on Dakota Growers to continue the employment of any participant and shall not lessen or affect the right of Dakota Growers to terminate the employment of the participant.

16.           Other Options.  Nothing in the Plan will be construed to limit the authority of Dakota Growers to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant Options to, or assume Options of, any person for the acquisition by purchase, lease, merger, consolidation, or otherwise, of all or any part of the business and assets of any person, firm, corporation, association, or other entity.

Adopted by Board of Directors:	November 21, 2002
Approved by Shareholders:	January 11, 2003